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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934
        Date of Report (Date of earliest event report): February 16, 2001


                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                           61-1325129
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)        Identification Number)


      5611 Fern Valley Road                       40228
      Louisville, Kentucky                     (Zip Code)
(Address of principal executive offices)

                           502-968-2020
       (Registrant's telephone number, including area code)

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Item 5. Other Events.

In a Memorandum of Understanding from GE Capital Equity Investments, Inc., GE Equity, ThermoView Industries, Inc., and PNC Bank, N.A., have agreed, on a non-binding basis, to have GE Equity and a consortium of directors and officers and former officers of ThermoView purchase the original $15 million loan owed by ThermoView to PNC Bank, which loan has an approximate balance of $11.7 million. The parties are continuing to negotiate details of the purchase.

The insider group that is proposing to participate in this transaction includes Rodney H. Thomas, a ThermoView Board member and former Chief Executive Officer, Charles L. Smith, President and Chief Executive Officer, Stephen A. Hoffmann, Chairman of the Board of Directors, James J. TerBeest, Chief Financial Officer, and other former officers of ThermoView.

ThermoView received a notice of default from PNC Bank on January 8, 2001, with respect to this loan. It is contemplated after the purchase of the Note, that GE Equity and the consortium will waive the existing default. ThermoView cannot make any assurance that the parties will conclude the proposed purchase of the PNC loan, or if they conclude the purchase, that the terms of the purchase will be favorable to ThermoView and its shareholders.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ThermoView Industries, Inc.



Date:  February 16, 2001            By:   /s/Charles L. Smith
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                                    Charles L. Smith,
                                    Chief Executive Officer
                                    (principal executive officer)